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                                  EXHIBIT 99.3

                   FORM OF NOTICE OF STOCK OPTION GRANT-HIGAKI

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                                SUPPLYBASE, INC.

                          NOTICE OF STOCK OPTION GRANT


         You have been granted the following option to purchase Common Stock of SupplyBase, Inc. (the "Company"):

         Name of Optionee:                    Yuji Higaki

         Total Number of Shares Granted:      15,000

         Type of Option:                      Nonstatutory Stock Option

         Exercise Price Per Share:            $3.45

         Date of Grant:                       March 31, 2000

         Date Exercisable:                    This option may be exercised, in
                                              whole or in part, for 100% of the
                                              Shares subject to this option at
                                              any time after the Date of Grant.

         Vesting Commencement Date:           March 1, 2000

         Vesting Schedule:                    The Right of Repurchase shall
                                              lapse with respect to the first
                                              25% of the Shares subject to this
                                              option when the Optionee completes
                                              12 months of continuous Service
                                              after the Vesting Commencement
                                              Date. The Right of Repurchase
                                              shall lapse with respect to an
                                              additional 2.0833% of the Shares
                                              subject to this option when the
                                              Optionee completes each month of
                                              continuous Service thereafter.

         Expiration Date:                     March 30, 2010

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document.


OPTIONEE:                                     SUPPLYBASE, INC.



                                              By:
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